Exhibit (s)(iv)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

GAMCO Global Gold, Natural Resources & Income Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares(2)	Rule 415(a)(6)			(1)			N-2	333-255130	June 16, 2021	(1)
Carry Forward Securities	Equity	Preferred Shares(2)	Rule 415(a)(6)			(1)			N-2	333-255130	June 16, 2021	(1)
Carry Forward Securities	Other	Unallocated (Universal) Shelf	Rule 415(a)(6)			$500,000,000(1)			N-2	333-255130	June 16, 2021	$54,550
Total Offering Amounts						$500,000,000		-
Total Fees Previously Paid								-
Total Fee Offsets								-
Net Fee Due								$0

(1)	Included as part of Unallocated (Universal) Shelf. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the Registrant is carrying forward $500,000,000 aggregate principal offering price of unsold securities (the “Unsold Securities”) that were previously registered for sale under a Registration Statement on Form N-2 (File No. 333-255130) initially filed on April 8, 2021, as amended on May 26, 2021 and June 14, 2021, declared effective on June 16, 2021, and further amended on June 17, 2021, August 19, 2022 and October 5, 2022 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the aggregate of $54,550 relating to the securities registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fees previously paid with respect to the Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.
(2)	There is being registered hereunder an indeterminate number of common shares and preferred shares as may be sold, from time to time.